Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.	Exhibit 10.4

EXECUTION COPY

LICENSE AND SUPPLY AGREEMENT
This License and Supply Agreement (this “Agreement”) is entered into as of the 22nd day of January, 2012 (the “Effective Date”), by and between The Medicines Company, a corporation organized and existing under the laws of the State of Delaware, having a place of business at 8 Sylvan Way, Parsippany, New Jersey 07054 (“MDCO”), and on the other hand, APP Pharmaceuticals, LLC, a limited liability company organized and existing under the laws of the State of Delaware, having a place of business at 1501 East Woodfield Road, Suite 300 East, Schaumburg, Illinois 60173 (“APP”). MDCO and APP are collectively referred to herein as “Parties,” or each separately, as a “Party.”
RECITALS
WHEREAS, MDCO wishes to acquire a license to sell the Products (defined below) in the Territory (defined below);
WHEREAS, MDCO wishes to engage APP to manufacture and supply the Products, subject to and in accordance with the terms and conditions set forth in this Agreement, and APP wishes to be so engaged; and
WHEREAS, APP and/or its Affiliates have the capability, capacity and desire to manufacture and supply the Products.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. As used herein, the following terms shall have the following meanings:
“Abbreviated New Drug Application” shall mean an Abbreviated New Drug Application filed with the FDA to manufacture and/or sell a pharmaceutical product pursuant to the FDA's rules and regulations.
“Act” shall mean the United States Food, Drug and Cosmetic Act (21 U.S.C. § 301, et seq.) and the regulations promulgated thereunder, as each may be amended from time to time.
“Affiliates” means with respect to any Party, any partnership, association, corporation, limited liability company, trust, or other legal entity, that is controlled by, controls, or is under common control with, that Party. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Batch Quantity,” with respect to each Product, shall mean, subject to the last sentence of Section 2.5, the quantity of Product listed in Exhibit A attached hereto.
“cGMP” shall mean the current good manufacturing practices required by the FDA and set forth in the Act or FDA regulations, policies or guidelines in effect at the time in question for the manufacture and testing of pharmaceutical materials, including as described in Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations, all as updated, amended and revised from time to time.
“Commercially Reasonable Efforts” shall mean, with respect to each Party, commercially reasonable efforts in accordance with such Party's business, legal, medical, and scientific judgment and in accordance with the efforts and resources such Party would use for a product owned by it or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the competitiveness of the market place, the proprietary position of the product, the regulatory structure involved, the potential for litigation or other disputes associated with such product, the intellectual property issues associated with such product, the profitability of the product and other relevant factors.
“Confidential Information” shall mean, with respect to a Party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such Party to the other Party or any of its Affiliates. Confidential Information shall also include the terms and existence of this Agreement and other agreements. Notwithstanding the foregoing, Confidential Information of a Party shall not include information which the other Party can establish by competent evidence (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the other Party, (b) to have become publicly known, without fault on the part of the other Party, subsequent to disclosure of such information by the disclosing Party to the other Party, (c) to have been received by the other Party or one of its Affiliates free of an obligation of confidentiality at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information free of an obligation of confidentiality, (d) to have been otherwise known by the other Party or any of its Affiliates prior to disclosure of such information by the disclosing Party to the other Party, or (e) to have been developed by the receiving Party after receipt of such information, and which the receiving Party can demonstrate through written documentation, was not developed through use of such information.
“Cost of Goods” shall mean APP's direct costs (including out-of-pocket costs and directly allocable internal overheads, but not including allocations of corporate or general overheads or of any idle or excess capacity) of manufacture, packaging, shipping, labeling, testing, and validation of Product, accrued in accordance with GAAP.
“FDA” shall mean the United States Food and Drug Administration (and any successor agency thereto).
“GAAP” shall mean Generally Accepted Accounting Principles as used and defined in the United States, consistently applied.
“Intellectual Property” shall mean any and all of the following, whether or not registered, in the United States and all other jurisdictions throughout the world, only to the extent necessary to manufacture, sell, market and promote the Products in the Territory: (i) inventions and improvements thereto, whether or not patentable, and patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof); (ii) trademarks, service marks, trade dress, logos, domain names, rights of publicity, trade names and corporate names, and all goodwill associated therewith; (iii) copyrights, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression; (iv) computer software (including source code, object code, firmware, operating systems and specifications); (v) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know how; (vi) databases and data collections; (vii) any other type of intellectual property right; (viii) registrations and applications for registration of any of the foregoing; (ix) copies and tangible embodiments of any of the foregoing; and (x) rights to sue or recover and retain damages, costs and attorneys' fees for past, present or future infringement, misappropriation or violation of any of the foregoing.
“Licensed Intellectual Property” means all Intellectual Property and Marketing Authorizations owned or controlled by APP or an Affiliate solely to the extent necessary for the sale of the Product.
“Marketing Authorizations” means any federal, state, or local approvals, licenses, permits, applications, registrations or authorizations approved by, filed with, or submitted to any governmental authority, such as the FDA, including all Abbreviated New Applications and New Drug Applications, including those listed in Exhibit B attached hereto.
“NDC” shall mean, with respect to each Product, the national drug code for such Product.
“New Drug Application” shall mean a New Drug Application filed with the FDA pursuant to and under 21 U.S.C. § 355(b) of the Act, together with the FDA's implementing rules and regulations.
“Partial Batch Quantities” shall mean quantities of Product amounting to less than full Batch Quantities, which may be supplied by APP, subject to APP's manufacturing requirements and schedules.
“Person” shall mean an individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization, joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity
“Product(s)” shall mean those pharmaceutical products listed in Exhibit C attached hereto in the dosage strengths listed in Exhibit C.
“Product Specifications” shall mean the specifications for a Product as set forth in the applicable Marketing Authorizations for the Product, including (as applicable) statements of manufacturing, labeling, packaging, storage and quality control procedures (as such may be revised from time to time) together with any additional specifications that may be agreed to between the Parties and the specifications for the Products as set forth in the Quality Agreement, with such modifications as APP and MDCO may agree upon from time to time in accordance with Section 4.3.
“Purchase Price” shall have the meaning as defined in Section 5.1.
“Quality Agreement” shall mean the pharmaceutical Quality Agreement to be entered into by APP and MDCO as soon as reasonably practicable after the Effective Date hereof. In the event of a conflict between the terms of this Agreement and the Quality Agreement, the terms of this Agreement shall govern.
“Territory” shall mean the United States of America and its possessions and territories.

SECTION 1.2. Other Defined Terms. The following terms are defined in the Articles or other sections of the Agreement indicated below.

Change in Control	12.7
MDCO Parties	11.1
Detailed Product Forecast	2.3.2
Disclosing Party	10.2.3
Forecast Commencement Quarter	2.3.2
Indemnified Party	11.3
Indemnifying Party	11.3
APP Parties	11.2
Initial Product Forecast	2.3.1
Losses	11.1
Receiving Party	10.1
Report	6.3.1
Requirements	2.2
Supply Interruption	2.8
Term	8.1

SECTION 1.3. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof, (ii) the word “including” means “including, but not limited to,” (iii) words importing the singular will also include the plural, and vice versa, and (iv) any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder. References to $ will be references to United States Dollars.
ARTICLE II
PURCHASE AND SALE
SECTION 2.1. Agreement to Supply. APP shall use Commercially Reasonable Efforts to manufacture, test, package and sell to MDCO all such quantities of the Product as MDCO shall order from APP in accordance with the terms and conditions, and subject to the obligations and limitations set forth in this Agreement, including Sections 2.3 and 2.8 hereof.
SECTION 2.2. Agreement to Purchase; Exclusivity. Subject to the terms and conditions of this Agreement, (i) MDCO agrees to purchase exclusively from APP MDCO's entire commercial requirements of the Product for resale solely to hospitals and integrated delivery networks in the Territory (hereinafter referred to as MDCO's “Requirements”), and (ii) MDCO shall not manufacture itself or purchase or procure from any other manufacturer or source, including any of its Affiliates, partners or any other Persons with which any of them has entered into any collaboration arrangement regarding the Product, any of its Requirements of the Product. Should MDCO's profit margin on any Product fall to or below [**]%, MDCO shall be excused from the exclusivity requirements of this Section 2.2 with respect to such Product.
SECTION 2.3. Forecasts.
SECTION 2.3.1. Within [**] days of the Effectice Date, MDCO shall provide APP with a forecast setting forth MDCO's Requirements of Product for the period commencing [**] days from the date of the delivery of such forecast to APP and ending on [**] (the “Initial Product Forecast”). MDCO's forecasted Requirements for the Initial Product Forecast shall be firm and binding upon MDCO and shall be accompanied by a purchase order for the quantities of Product specified in such Initial Product Forecast.
SECTION 2.3.2. Beginning [**], at least [**] days prior to the commencement of each calendar quarter (with respect to the forecast for the period then commencing, the “Forecast Commencement Quarter”) during the Term, MDCO shall provide APP with a written estimate of MDCO's Requirements for each dosage strength and package size of each Product during the [**] commencing with the Forecast Commencement Quarter, delineated by [**] (a “Detailed Product Forecast”). MDCO's forecasted Requirements for the first [**] of each Detailed Product Forecast provided hereunder shall be firm and binding upon MDCO and each Detailed Product Forecast shall be accompanied by a purchase order for the quantities of Product specified for such [**] period in such Forecast Commencement Quarter. The remaining portion of each Detailed Product Forecast shall be firm subject to permissible variances set forth in Section 2.3.3. If MDCO fails to timely provide any updated Detailed Product Forecast, the Detailed Product Forecast last provided by MDCO shall be deemed to be MDCO's Detailed Product Forecast for the next succeeding [**] period.
SECTION 2.3.3. Each subsequent Detailed Product Forecast may be updated to modify the amounts estimated in the previous Detailed Product Forecast for the periods of time in question subject to the following limitation: the volume specified for any calendar quarter covered by such subsequent Detailed Product Forecast shall not be increased or decreased by more than [**] percent ([**]%) from the volume specified for such quarter in the prior Detailed Product Forecast without APP's written consent.
SECTION 2.4. Purchase Orders.
SECTION 2.4.1. In accordance with the terms of this Agreement, MDCO will initiate orders for the Product by submitting written purchase orders to APP at the following address:
APP Pharmaceuticals, LLC
Attn: Purchasing Department
1501 East Woodfield Road
Suite 300 East
Schaumburg, Illinois 60173

SECTION 2.4.2. Each purchase order submitted by MDCO shall specify a required delivery date not less than [**] days after the date of such purchase order. APP will provide written confirmation of each purchase order within [**] days after receipt thereof; provided, however, that APP shall have no obligation to accept or confirm any purchase order that is inconsistent with the terms of this Agreement.
SECTION 2.4.3. All purchase orders shall be governed exclusively by the terms of this Agreement. Any term or condition in any purchase order, confirmation, invoice or other document furnished by APP or MDCO that is in any way inconsistent with the terms and conditions of this Agreement shall be null and void, unless specifically and mutually agreed upon in a writing signed by each Party.
SECTION 2.5. Batch Quantities. Unless otherwise mutually agreed upon by the Parties, the Initial

Product Forecast and all Detailed Product Forecasts and purchase orders for Product hereunder shall be for Batch Quantities or Partial Batch Quantities. To the extent actual batch sizes manufactured by APP consist of more or less than the applicable number of Product units specified in the definition of “Batch Quantity,” the quantities of actual Product units contemplated by the applicable purchase orders will be automatically adjusted to reflect the actual batch sizes manufactured by APP.
SECTION 2.6. Shipment. Product ordered by MDCO hereunder will be shipped to MDCO or its designee EXW (Incoterms 2000) the facility of APP, in Bensenville, Illinois, via the carrier designated by MDCO. For avoidance of doubt, all costs and risk of loss shall pass to MDCO upon the loading and transfer of Product to MDCO's designated carrier at APP's facility.
SECTION 2.7. Performance by Affiliates. Notwithstanding any other provision of this Agreement, any right or obligation of APP hereunder may be exercised or fulfilled by any Affiliate or other designee of APP.
SECTION 2.8 Supply Interruption.     In the event that the amount of Product ordered by MDCO pursuant to a purchase order remains undelivered to MDCO from APP exceeds [**] percent ([**]%) of the amount of Product ordered by MDCO pursuant to such purchase order for a period of at least [**] days, including as may be caused by or attributed to a force majeure as set forth in Section 12.2 (a “Supply Interruption”), APP will respond promptly and in good faith to all associated inquiries by MDCO regarding the anticipated duration of any delays and the anticipated amount of Product to be delivered. In the event of a Supply Interruption caused by any production capacity limitation or any shortage of active pharmaceutical ingredient or other materials or excipients, APP shall supply Product to MDCO on a pro rata basis based on units sold by each Party during the preceding six-month period. In the event MDCO has not sold Product for a continuous six-month period, APP shall supply Product to MDCO based on [**]% of MDCO's Initial Product Forecast.
ARTICLE III
LICENSE
SECTION 3.1. Grant of License. APP hereby grants to MDCO a non-exclusive license during the Term under the Licensed Intellectual Property only to the extent necessary to sell, market, distribute and promote the Products solely to hospitals and integrated delivery networks in the Territory. APP's grant of a non-exclusive license to MDCO shall not include sales, marketing, distribution or promotion to group purchasing organizations (“GPOs”) or wholesale distributors for distribution or promotion to GPOs or oncology or renal clinic distributors for subsequent distribution to their member organizations. As consideration for the license grants set forth herein, MDCO will pay to APP, on the Effective Date, an upfront one-time license fee for all Products, as set forth in Exhibit D, attached hereto. Notwithstanding the foregoing, APP reserves all other rights in the Licensed Intellectual Property not expressly licensed to MDCO herein, including, but not limited to, the right to use or sublicense the Marketing Authorizations to sell, market, promote and manufacture the Products.
SECTION 3.2. Marketing Authorizations Maintenance. MDCO shall deliver to APP all information requested by APP that is necessary or useful for the purposes of APP or its third party designee maintaining and updating the Marketing Authorizations in accordance with FDA standards.
SECTION 3.3. MDCO Trademarks and NDC. All Product sold by MDCO shall be sold under MDCO's own trademarks, trade names and distinct NDC. APP shall be responsible for obtaining an NDC for each Product sold by MDCO. MDCO shall be responsible for, all returns, rebates and chargebacks associated with sales of Product by MDCO; provided that APP shall be responsible for, and shall bear the cost of, all returns and rebates associated with sales of Product supplied not in conformity with the Product Specifications.
SECTION 3.4. Product Substitution. In the event that (i) a Product is discontinued as set forth in Section 8.2.2, (ii) APP determines that it will no longer sell a Product in the Territory pursuant to Section 8.2.3, or (iii) MDCO determines that it will no longer sell the Product in the Territory pursuant to Section 8.2.4, the Parties shall amend Exhibit C to substitute another pharmaceutical product to replace such Product in Exhibit C according to the following procedure: [**]. MDCO shall have [**] days to approve such a substitution in writing. In the event that MDCO does not approve such a substitution, the Parties shall negotiate in good faith to agree on a substitute product.
ARTICLE IV
MANUFACTURE
SECTION 4.1. Product Manufacturing, Specifications; Quality Agreement. APP shall manufacture, test, package and store Product in accordance with the Product Specifications, cGMP and the Quality Agreement. Each shipment of Product hereunder shall be accompanied by a certificate of analysis reflecting that such Product conforms to the Product Specifications. At the time APP notifies MDCO that any Product is available for pick-up by MDCO or its designee, such Product shall have a minimum remaining shelf life, without retesting, of the greater of: [**].
SECTION 4.2. Labels and Packaging. All Product supplied to MDCO hereunder shall be packaged in accordance with the Product Specifications and cGMP and shall include all Product labels and package inserts specified by MDCO; provided, however, that MDCO shall provide APP or its designee with camera ready artwork for all such labels and package inserts at least [**] days prior to the first delivery date for the Product requiring such labels and/or such package inserts, as specified in MDCO's purchase orders. MDCO shall be solely responsible for ensuring that all such labels and package inserts comply with all applicable regulatory requirements. Notwithstanding any other provision of this Agreement, APP shall not be liable for any failure or delay to meet its obligations hereunder to the extent such failure or delay is attributable to MDCO's failure to supply or delay in supplying camera ready artwork in accordance herewith on a timely basis. MDCO hereby grants APP the right and license to reproduce and affix to Product labels and package inserts camera-ready artwork bearing the trademarks of MDCO.
SECTION 4.3. Changes to Specifications. Subject to the remaining provisions of this Section 4.3, the Product Specifications may be changed from time to time (i) if required by the FDA, or (ii) upon the request of either Party and with the consent of the other Party. The following provisions shall apply to changes to the Product Specifications:
(a)    The Party seeking the change(s) shall promptly advise the other Party in writing of any such change(s) to the Product Specifications, and APP shall promptly advise MDCO as to any scheduling, price or other adjustments that may result from such change(s), if any.
(b)    In the event of a change of the nature described in clause (i) above, the Party seeking the change shall notify the other Party in writing promptly upon being informed of or identifying the potential need for such change and shall consult with the other Party on an ongoing basis regarding such change, including the need for such potential change and the appropriate way to address the issue giving rise to such potential change.

(c)    Each Party shall use Commercially Reasonable Efforts to implement any required or agreed-upon changes to the Product Specifications as soon as practicable after the nature of the change is determined and, if applicable, the applicable Party has consented to the change; provided, however, that in no event shall any change be implemented until such time as such change has been approved by the FDA, if such approval is required.
(d)    MDCO shall be responsible for, and shall promptly reimburse APP for, all reasonable costs and expenses incurred by or on behalf of APP or its supply contractors in connection with the implementation of changes to the Product Specifications that are requested by MDCO or are necessary to comply with MDCO's requests. APP shall be responsible for changes required by FDA. Additionally, if any changes to the Product Specifications result in a change in Cost of Goods with respect to the Product, the Purchase Prices shall be adjusted to fully account for the amount of such change.
ARTICLE V
PRICE AND PAYMENT
SECTION 5.1. Purchase Price. During the Term, APP shall supply the Product at the then applicable Purchase Price. The initial Purchase Prices are set forth in Exhibit E attached hereto and shall remain firm for the 12 month period following the Effective Date. MDCO acknowledges that the Purchase Price shall be adjusted from time to time based on an increase or decrease in APP's actual Cost of Goods. APP shall provide written notice to MDCO prior to the date of each such change in the Purchase Price, setting forth in reasonable detail the change in APP's Purchase Price in respect of each dosage strength of the Product. The prices set forth on Exhibit E shall automatically be changed as reflected in APP's notice, effective as of the date specified in such notice. APP represents and warrants that the initial Purchase Prices as set forth in Exhibit E are APP's current Cost of Goods for each of the Products based on Batch Quantities, and that the Purchase Price for each of the Products shall remain during the term of this Agreement APP's actual Cost of Goods for Batch Quantities and Partial Batch Quantities.
SECTION 5.2. Invoices and Payment.
SECTION 5.2.1. All invoices from APP for Product supplied pursuant to this Agreement shall be payable within [**] days after receipt by MDCO.
SECTION 5.2.2. All payments made to APP pursuant to this Agreement shall be made in U.S. Dollars and paid by wire transfer of immediately available funds to an account designated by APP in writing.
SECTION 5.3. Late Payments. Any amounts not paid by MDCO by the applicable due date shall be subject to interest beginning on such due date, up to and including the date on which payment is received by APP, at a rate equal to the lesser of (a) [**] percent ([**]%) per month or (b) [**]. In each case, applicable interest shall be calculated monthly.
SECTION 5.4. Taxes. MDCO shall pay all national, state, municipal or other sales, use, excise, property or other similar taxes, tariffs or assessments, assessed upon or levied against the sale of the Product (other than taxes or charges imposed on APP's income).
ARTICLE VI
QUALITY

SECTION 6.1. Non-Conforming Products.
SECTION 6.1.1. No later than [**] days from the date of delivery of a Product shipment, MDCO shall examine, at its own expense, such shipment for damage, defects or shortage and may, at MDCO's option and expense, analyze the Product using the methods of analysis set forth in the Quality Agreement. MDCO shall notify APP no later than [**] days from the date of delivery of Product if it determines that any portion of a Product shipment is not in conformity with the Product Specifications, shall furnish a sample of each allegedly non-conforming Product lot, and provide reasonable supporting evidence that the alleged damage, defect or shortage resulted from manufacturing, testing, storing and/or packaging of the Product by APP and not from any mishandling during shipment. If, within [**] business days of APP's receipt of any such notice, Product sample(s) and reasonable supporting evidence, APP does not agree with MDCO that such Product is non-conforming, the Parties will arrange for the lot or lots in question to be tested by a mutually acceptable independent laboratory for conformity with the Product Specifications, and the determination of such laboratory will be final and binding upon the Parties. The cost of any such testing by an independent laboratory shall be borne by the Party whose judgment as to the conformity of any lot of the Product with the Product Specifications proves to be incorrect. Any lots of the Product that are not in conformity with the Product Specifications shall, at the request of APP, be destroyed by MDCO or returned to APP for destruction or reprocessing. The cost of destroying non-conforming Product or returning non-conforming Product to APP shall be borne by APP if such non-conformity is determined to be the result of manufacturing, testing, storing and/or packaging of such Product by APP and MDCO has provided APP with the timely notice of nonconformity required by this Section 6.1.1. For the avoidance of doubt, MDCO shall be obligated to pay in full for any rejected shipment of Product that is subsequently found to be in conformity with the Product Specifications.
SECTION 6.1.2. Provided MDCO provides the timely notice of nonconformity required by this Section 6.1.1, with respect to any Product determined to be not in conformity with the Product Specifications at the time of shipment as a result of manufacturing, testing, storing and/or packaging by APP, APP shall either (a) furnish conforming replacement Product in substitution of any Product which did not conform to the Product Specifications, as soon as reasonably practicable, or (b) if APP is unable or precluded from producing conforming replacement Product for any reason, give MDCO full credit, or, at MDCO's request, a full refund, for such non-conforming Product within [**] days of such request. Except to the extent APP may otherwise have an indemnification obligation pursuant to Section 11.1(c) in respect of any Loss attributable to damages incurred by third parties as a result of the ingestion of Product not in conformity with the Product Specifications and for the costs and expenses required to be paid by APP pursuant to Section 6.2.3, if applicable, APP's sole obligation and liability regarding Product determined to be not in conformity with the Product Specifications as a result of manufacturing, testing, storing and/or packaging by APP shall be as set forth in this Section 6.1.2.
SECTION 6.1.3. Notwithstanding the foregoing, to the extent non-conformity of any Product results from any cause other than manufacturing, testing, storing and/or packaging by APP as set forth in this Agreement, APP shall have no liability to MDCO on the basis of this Agreement or otherwise. Without limiting the generality of the foregoing, in the situation described in this Section 6.1.3, APP shall have no obligation to replace such Product, refund or credit any amount paid by MDCO for such Product.
SECTION 6.2. Recall and Seizure.
SECTION 6.2.1. During the Term, the Parties shall keep each other promptly and fully informed of any notification or other information, whether received directly or indirectly, which might affect the marketability, safety or effectiveness of the Product and/or which might necessitate a recall, or result in the seizure, of any Product.
SECTION 6.2.2. If MDCO determines that a recall of Product may be necessary, MDCO shall promptly inform APP of such determination. If APP determines that a recall of Product may be necessary, APP shall promptly inform MDCO of such determination. If either Party determines that a recall of a Product is necessary, MDCO or its designee shall perform any required recall of Product. APP shall use Commercially Reasonable Efforts to assist MDCO with any such recall. APP shall use Commercially Reasonably Efforts to assist MDCO in MDCO's investigation to determine the cause and extent of the problem giving rise to such potential recall and in any subsequent recall of such Product.
SECTION 6.2.3. To the extent any recall or seizure results primarily from APP's failure to manufacture, test, store and/or package the Product in accordance with the Product Specifications or cGMP, and provided that MDCO provides APP with written notice of such failure within [**] days of MDCO's discovery of such failure by APP, APP shall (i) reimburse MDCO for MDCO's reasonable and documented out-of-pocket costs and expenses incurred for such recall or in respect of such seizure, and (ii) either:
(a)    supply Product, without additional charge, to MDCO, in an amount sufficient to replace the amount of the Product recalled or seized; or
(b)    if APP is unable or precluded from producing conforming replacement Product for any reason, either (i) give credit to MDCO against the Purchase Price of Product to be delivered to MDCO in the future, in amounts equal to the Purchase Price paid by MDCO for the Product so recalled or seized, or (ii) if requested by MDCO, refund to MDCO the amounts paid to APP for the recalled or seized Product.
SECTION 6.2.4. To the extent any recall or seizure results primarily from MDCO's failure to store, distribute, promote, sell or use the Product in accordance with the Product Specifications or cGMP, and provided that APP provides MDCO with written notice of such failure within [**] days of APP's discovery of such failure by MDCO, MDCO shall reimburse APP for APP's reasonable and documented out-of-pocket costs and expenses incurred in conducting such recall or in respect of such seizure.
SECTION 6.2.5. Except to the extent that any recall or seizure results primarily from (i) APP's failure to manufacture, test, store and/or package the Product in accordance with the Product Specifications or cGMP, or (ii) MDCO's failure to store, distribute, promote, sell or use the Product in accordance with the Product Specifications or cGMP, and the Party claiming such failure by the other Party provides such Party with written notice of such claim of failure within [**] days of such discovery, then the Parties shall equally share the costs incurred by MDCO relating to any recall or seizure of the Product.
SECTION 6.2.6. For purposes of this Section 6.2 “recall” means any recall or withdrawal or other action by MDCO to recover title to and/or possession of Product sold or shipped to customers. For purposes of this Section 6.2, “seizure” means any action by any government agency to seize or destroy Product or permanently prevent release of Product.
SECTION 6.2.7. Except to the extent APP may otherwise have an indemnification obligation pursuant to Section 11.1 (c) in respect of any Loss attributable to damages incurred by third parties as a result of the ingestion of Product not in conformity with the Product Specifications, APP's sole obligation in connection with any recall or seizure shall be as set forth in this Section 6.2 and the cost and expense reimbursement and credit, refund or replacement contemplated by Section 6.2.3 shall be MDCO's sole remedy in respect of seized or recalled Product.
SECTION 6.3. Reporting; Response to Inquiries.
SECTION 6.3.1. During the Term, each Party shall notify the other Party within [**] days of receipt of any inquiry, complaint, claim or adverse reaction report regarding the Product (any of the foregoing, a “Report”), including, without limitation, any inquiry or notice from the FDA regarding any alleged regulatory non-compliance of the Product, which notice shall describe in reasonable detail all information contained in the Report or otherwise known to the applicable Party regarding the subject matter thereof and shall include copies of any documentation comprising such Report. As the Marketing Authorization holder, APP shall comply with applicable laws, including adverse event reporting and investigation thereof. At the request of APP, MDCO shall provide reasonable assistance in the investigation of any claims for which MDCO has knowledge. All contact information for each Party shall be sent to the address listed in Section 12 (Notice) or as otherwise provided in the Quality Agreement.
SECTION 6.3.2. With respect to any inquiry of the FDA in respect of Product manufactured by APP, APP shall (a) notify MDCO of any such inquiry directed to APP, (b) use its Commercially Reasonable Efforts to respond fully and accurately to all such inquiries directed to APP, (c) use its Commercially Reasonable Efforts to assist MDCO in responding to inquiries directed to MDCO, (d) provide the FDA with such information or data in APP's possession as the FDA requests in connection with such inquiry or the Product, and (e) consult with MDCO regarding APP's response to any such inquiry.
ARTICLE VII
ADDITIONAL AGREEMENTS
SECTION 7.1. Compliance with Law. APP and MDCO shall each comply with the laws, rules and regulations applicable to the manufacture, supply, marketing and sale of the Product. Notwithstanding the foregoing, MDCO shall be solely responsible for, and shall bear all liability and expense relating to, all legal and regulatory compliance required in connection with the sale, marketing and promotion of the Product in the Territory to customers (it being agreed and acknowledged that any decision regarding any expenditures related to such legal and regulatory compliance shall be made by MDCO in its sole discretion). Except as expressly set forth herein, APP shall be solely responsible for all legal and regulatory compliance required in connection with the manufacture of the Product (it being agreed and acknowledged that any decision regarding any expenditures related to such legal and regulatory compliance shall be made by APP in its sole discretion).
SECTION 7.2. Record Retention. APP shall keep and maintain all production, control, laboratory and other records in accordance with all applicable laws, rules and regulations, including but not limited to, those required to be maintained by cGMP. Subject to Article X, APP shall make such records available to MDCO and MDCO's representatives upon MDCO's reasonable request, and to the representatives of the FDA. APP shall furnish, or permit MDCO or its representative to make, copies of such records from time to time upon MDCO's reasonable request. MDCO shall not disclose such copies to any third party without APP's prior written consent, which consent shall not unreasonably be withheld.

SECTION 7.3. Inspections. Subject to the terms of this Section 7.3, MDCO shall have the right to inspect such portions of APP's manufacturing facility as are relevant to the manufacture of the Product upon [**] days' advance written notice or on less notice if reasonably required in order to timely respond to or comply with inquiries from or requirements imposed by the FDA. Such inspections shall be performed during regular business hours, conducted by no more than [**] MDCO representatives in such a manner as to minimize disruption to APP's business operations and limited to [**] business days per inspection. All information disclosed to or obtained by MDCO in connection with any such inspection shall be subject to the confidentiality provisions set forth in Article X. Such information shall not be used for any purpose other than evaluating APP's compliance with its obligations under this Agreement and responding to and complying with inquiries from or requirements imposed by the FDA. Such inspections shall not occur more often than once per calendar year of the Term, except that MDCO may perform such inspections more frequently in order to timely respond to or comply with inquiries from or requirements imposed by the FDA.
SECTION 7.4. Proprietary Rights. Each Party acknowledges and agrees that any and all Intellectual Property developed, owned or used by the other Party are and shall remain the exclusive property of that Party.
SECTION 7.5. No Sale for Resale. MDCO shall not knowingly sell any Product to customers in the Territory for subsequent distribution or resale outside of the Territory. Furthermore, MDCO shall not knowingly sell any Product to customers outside the Territory for any purpose, including without limitation for subsequent sale, distribution or resale inside the Territory.
SECTION 7.6. MDCO Promotional Efforts. MDCO shall use Commercially Reasonable Efforts to sell, market and promote the Products in the Territory during the Term consistent with the sale, marketing and promotion of generic pharmaceutical products in the Territory.
ARTICLE VIII
TERM AND TERMINATION
SECTION 8.1. Term. This Agreement shall commence and be effective as of the Effective Date and shall expire on the ten (10) year anniversary of the Effective Date. Thereafter, the Term may be extended only by and pursuant to the written agreement and consent of all Parties. The initial term, together with any renewal term, is referred to herein as the “Term”.
SECTION 8.2. Termination by Either Party.
SECTION 8.2.1. Material Breach. Except with respect to (i) payment defaults by MDCO, which shall be governed by Section 8.3, and (ii) any breach or default arising from APP's failure to deliver or timely deliver Product in accordance herewith, which shall be governed by Section 8.4, if either Party shall at any time fail to discharge any of its material obligations hereunder and fail to correct such default within ninety (90) days after the other Party has given written notice to it thereof, or, if such default is incapable of cure within such ninety (90) day period, fail to commence good faith action to correct such default during such ninety (90) day period and correct such default within one hundred twenty (120) days after the other Party has given written notice to it thereof, then the non-breaching Party shall have the right to terminate this Agreement immediately upon written notice to the breaching Party. This Section 8.2.1 shall not be exclusive and shall not be in lieu of any other remedies available to a Party hereto for any breach hereunder on the part of the other Party.
SECTION 8.2.2. Regulatory Action. Either Party may terminate this Agreement, on a Product-

by-Product basis, upon written notice to the other Party in the event the FDA takes any action the result of which is to permanently prohibit the manufacture of the Product in the Territory. Upon a termination pursuant to this Section 8.2.2, the Parties will attempt to affix responsibility for all costs associated with outstanding or unfinished purchase orders between themselves.
SECTION 8.2.3. APP Discontinuance. APP may terminate this Agreement, on a Product-by-Product basis, upon one hundred and eighty (180) day written notice to MDCO in the event APP determines that it will discontinue the Marketing Authorization for such Product in the Territory. In the event APP decides to reintroduce a previously discontinued Product, APP will give MDCO a right of first refusal to market and sell the Product before reintroducing such Product in the Territory.
SECTION 8.2.4. MDCO Discontinuance. MDCO may terminate this Agreement, on a Product-by-Product basis, upon one hundred and eighty (180) day written notice to APP in the event the actual annual Total Market Value for a Product falls below [**] percent ([**]%) of the Total Market Value of such Product for calendar year 2011. “Total Market Value” to be determined from data available from the IMS NSP or substantially similar data available from any successor entity.
SECTION 8.2.5. Bankruptcy, Insolvency, Etc. Either Party may terminate this Agreement immediately upon written notice to the other Party if such other Party (i) becomes or is adjudged insolvent, (ii) makes a general assignment for the benefit of its creditors, (iii) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, (iv) has a petition filed in bankruptcy for or against it (which, in the case of any involuntary petition, is not stayed within sixty (60) days of being filed against it), (v) goes into liquidation (except for the purposes of a bona fide amalgamation or other reorganization) or (vi) has a receiver appointed over all or a significant portion of the property or assets of that other Party.
SECTION 8.3. Termination by APP. In addition to any other remedies available to it, APP may terminate this Agreement immediately upon written notice to MDCO if, sixty (60) days after written notice from APP, MDCO fails to pay in full any invoice that is past due, unless such payment is the subject of a dispute set forth in writing by MDCO. MDCO will be solely responsible for commercializing the Products in the Territory using its own discretion regarding marketing strategy, positioning, pricing and other marketing and sales approaches; provided, however, that MDCO will use commercially reasonable efforts to price, market and sell the Products using comparable efforts to those it uses to price, market and sell its other generic products having similar commercial value to MDCO as the Products.
SECTION 8.4. Termination by MDCO. MDCO shall have the right to terminate this Agreement upon written notice to APP in the event that with respect to [**] purchase orders in a calendar year, subject to the last sentence of Section 2.5, (a) APP has failed to supply at least the aggregate quantity of conforming Product specified in such purchase order on or prior to the applicable delivery date specified in such purchase orders, and (b) APP has failed to cure such failures in accordance with Section 6.1.2.
SECTION 8.5. Survival. The following provisions shall survive the expiration or termination of this Agreement in accordance with their respective terms: Sections 3.3, 5.4, 7.4, 8.5, and 8.6, and Articles I, VI, IX, X XI and XII.
SECTION 8.6. Effect of Termination. Upon termination or expiration of this Agreement, all licenses and other rights granted by the Parties hereunder and all other rights and obligations of the Parties hereunder shall terminate except as otherwise expressly provided herein. Termination or expiration of this Agreement, in whole or in part, shall be without prejudice to the right of either Party to receive all payments accrued and unpaid at the effective date of such termination or expiration, without prejudice to any remedy available to either Party in respect of any previous breach of any of the representations, warranties or covenants herein contained and without prejudice to any other provisions hereof which expressly or necessarily call for performance after such termination or expiration. In the event of termination of this Agreement, APP shall have the right (but not the obligation) to purchase all Product remaining in the inventory of MDCO at the Purchase Prices paid by MDCO for such inventory. APP shall exercise such right by written notice to MDCO within [**] days after termination of this Agreement. If APP does not exercise its right to purchase such remaining inventory, MDCO shall have the right to sell such remaining inventory subject to the terms and conditions that would have applied to such sale if it had occurred during the Term.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES
SECTION 9.1. Representations and Warranties of APP. APP represents and warrants to MDCO as follows:
SECTION 9.1.1. Organization. APP is a corporation duly organized and validly existing under the laws of the State of Delaware.
SECTION 9.1.2. Corporate Power. APP has the requisite corporate authority to execute and deliver this agreement and to perform its obligations hereunder.
SECTION 9.1.3. Compliance with Law. Any Products delivered by APP to MDCO shall, at the time of shipment have been manufactured, packaged, stored and shipped by APP in conformity with cGMP, Product Specifications, the Quality Agreement and any other applicable laws, and shall not be adulterated, misbranded or otherwise violative of the Act or other applicable laws.
SECTION 9.1.4. No Conflict. The execution and performance of APP's obligations hereunder, are not and will not be in violation of or in conflict with any material obligation it may have to any third party.
SECTION 9.1.5. No Debarment. APP is not debarred and APP has not and will not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, APP shall immediately notify MDCO of such fact.
SECTION 9.1.6. Permits. At APP's sole cost and expense, APP has and will maintain throughout the Term all Marketing Authorizations related to the Product and any other Marketing Authorizations required by law in order for APP to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable laws.
SECTION 9.2. NO ADDITIONAL WARRANTIES. THE LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1 ARE APP'S SOLE REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PRODUCT OR ANY OTHER SUBJECT MATTER HEREOF AND ARE GIVEN IN LIEU OF, AND APP SPECIFICALLY DISCLAIMS, ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NONINFRINGEMENT OR SUITABILITY FOR A PARTICULAR PURPOSE.

SECTION 9.3. Representations and Warranties of MDCO. MDCO represents and warrants to APP as follows:
SECTION 9.3.1. Organization. MDCO is a corporation duly organized and in good standing under the laws of the State of Delaware.
SECTION 9.3.2. Corporate Power. MDCO has the requisite corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.
SECTION 9.3.3. No Conflict. The execution and performance of MDCO's obligations hereunder, are not and will not be in violation of or in conflict with any material obligations it may have to any third party.
SECTION 9.3.4. No Debarment. MDCO is not debarred and MDCO has not and will not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, MDCO shall immediately notify APP of such fact.
SECTION 9.3.5. Permits. MDCO has and will maintain throughout the term of this Agreement all Marketing Authorizations as required by law in order for MDCO to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable laws.
SECTION 9.3.6. Compliance with Law. Any sale, marketing, promotion or distribution by MDCO of the Products shall not be violative of the Act or other applicable laws.
SECTION 9.4. NO ADDITIONAL WARRANTIES. THE LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.3 ARE MDCO'S SOLE REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PRODUCT OR ANY OTHER SUBJECT MATTER HEREOF AND ARE GIVEN IN LIEU OF ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NONINFRINGEMENT OR SUITABILITY FOR A PARTICULAR PURPOSE.
ARTICLE X
CONFIDENTIALITY
In consideration for and as a condition to the Parties furnishing to one another access to Confidential Information, the Parties agree as follows:
SECTION 10.1. The Party receiving the other Party's Confidential Information (the “Receiving Party”) acknowledges the confidential and proprietary nature of the Confidential Information, agrees to hold and keep the same as provided in this Agreement.
SECTION 10.2. The Receiving Party agrees that the disclosure of Confidential Information will be made to it in confidence and that:
SECTION 10.2.1. The Receiving Party agrees to keep Confidential Information as confidential and secret.
SECTION 10.2.2. The Receiving Party agrees to restrict access to the Confidential

Information to its employees and representatives to whom such disclosure is necessary to further the purpose of this Agreement solely on a need-to-know basis and shall ensure that such Persons treat such Confidential Information in a manner consistent with the terms of this Article X. The Receiving Party shall be liable for failure of its employees and representatives to treat such Confidential Information in a manner consistent with the terms of this Article X.
SECTION 10.2.3. The Receiving Party agrees to notify the Party disclosing any Confidential Information (the “Disclosing Party”) in writing of any misuse or misappropriation of the Confidential Information which may come to its attention.
SECTION 10.2.4. The Receiving Party may disclose the Confidential Information to the extent such disclosure is required by law or by court, provided, however, the Receiving Party shall provide prompt written notice to the Disclosing Party of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the Receiving Party agrees to disclose only that portion of the Confidential Information that the Receiving Party is legally compelled or is otherwise required to disclose; provided, however, that the Receiving Party shall exercise all reasonable efforts to obtain confidential treatment for such Confidential Information.
SECTION 10.2.5. The Receiving Party agrees to use the Confidential Information only in connection with the purpose of this Agreement.
SECTION 10.2.6. Upon written request of the Disclosing Party or the termination of this Agreement, the Receiving Party shall, at the Receiving Party's discretion, promptly either destroy all Confidential Information and any and all photocopies, tapes or other forms of subject material transcribed by the Receiving Party and notify the Disclosing Party of such destruction, or return all Confidential Information to the Disclosing Party, as the case may be; provided, however, that the Receiving Party shall have the right to retain one copy of any Confidential Information solely for the purpose of and to the extent necessary to comply with legal requirements.
SECTION 10.2.7. The Receiving Party agrees that any and all Confidential Information disclosed to the Receiving Party or its Affiliates in preliminary discussions or agreements with the Disclosing Party prior to the execution and delivery of this Agreement shall be subject to all the terms and conditions of this Article X to the same extent and as fully as if this Agreement had been in full force and effect on the date such Confidential Information was obtained by the Receiving Party or its Affiliates, or their employees or representatives.
SECTION 10.2.8. The Receiving Party agrees that the obligations of the Receiving Party set forth in this Article X are necessary and reasonable in order to protect the Disclosing Party and its business.
SECTION 10.3. Anything to the contrary herein notwithstanding, the confidentiality obligations set forth in this Article X shall survive the expiration or termination of this Agreement for a period [**] years following such expiration or termination.
SECTION 10.4. Publicity. All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the written approval of, both Parties, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, each Party shall be entitled to make such announcements relating to this Agreement as such Party reasonably determines is required to comply with any law or regulation requiring such announcements, including any applicable rule or regulation of any securities exchange on which the applicable Party's (or its Affiliate's) securities are listed.
ARTICLE XI
INDEMNIFICATION: CONTROL OF LITIGATION
SECTION 11.1. Indemnification by APP. APP shall indemnify and hold harmless MDCO and its Affiliates and their respective officers, directors and employees (collectively, the “MDCO Parties”) against any and all losses, liabilities, damages, costs and expenses, including without limitation reasonable attorneys' fees and expenses (collectively, “Losses”), sustained by a MDCO Party to the extent arising out of or from: (a) APP's breach of its representations, warranties, covenants or other obligations under this Agreement; or (b) gross negligence or willful misconduct of any APP Party or their respective agents or contractors (other than MDCO and its Affiliates); or (c) use in or by a patient of Product manufactured, stored and/or packaged by APP in a manner that does not conform with APP's obligations under this Agreement, except in each case to the extent any such Loss arises out of the breach, gross negligence or willful misconduct of a MDCO Party; or (d) any withdrawal, recall, or seizure of the Product, to the extent such event is primarily caused by APP's breach of its obligations in this Agreement, except in each case to the extent any such Loss arises out of the material breach, gross negligence or willful misconduct of a MDCO Party.
SECTION 11.2. Indemnification by MDCO. MDCO shall indemnify and hold harmless APP and its Affiliates and their respective officers, directors and employees (collectively, the “APP Parties”) against any and all Losses sustained by any APP Party to the extent arising out of or from: (a) the use of Product stored, distributed, marketed, promoted, sold or used by MDCO in a manner that does not conform with MDCO's obligations under this Agreement, except in each case to the extent any such Loss arises out of the breach, gross negligence or willful misconduct of an APP Party; or (b) MDCO's breach of its representations, warranties, covenants or other obligations under this Agreement; or (c) gross negligence or willful misconduct of any MDCO Party or their respective agents or contractors (other than APP and its Affiliates); or (d) any withdrawal, recall, or seizure of the Product, to the extent such event is primarily caused by MDCO's breach of its obligations in this Agreement,, except in each case to the extent any such Loss arises out of the material breach, negligence or willful misconduct of a APP Party.
SECTION 11.3. Indemnification Procedures. Promptly after receipt by a Party of notice of any claim which could give rise to a right to indemnification pursuant to Section 11.1 or 11.2, such Party (the “Indemnified Party”) shall give the other Party (the “Indemnifying Party”) written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Article XI, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly (and in any event not less than [**] business days after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the asserted liability or fails to notify the Indemnified Party of its election to compromise or defend as herein provided, then the Indemnified Party shall have the right, at its option, to pay, compromise or defend such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. Notwithstanding the foregoing, neither the Indemnifying

Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. Anything to the contrary notwithstanding, regardless of which Party controls the defense of an asserted liability, the other Party shall have the right, at its own expense, to participate in (but not control) such defense. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party copies of any books, records or other documents within its control that are reasonably necessary for such defense. Notwithstanding anything to the contrary in this Section 11.3, the Party conducting the defense of a claim shall keep the other Party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other Party is not participating jointly in the defense of such claim). To the extent desirable and appropriate, in connection with the defense of any liability described in this Section 11.3, the Parties shall enter into a joint defense and privilege agreement in customary form.
SECTION 11.4. Indemnification Payment. Upon the determination of liability and the amount of the indemnification payment under this Article XI, the appropriate Party shall pay to the other, as the case may be, within [**] business days after such determination, the amount of any claim for indemnification made hereunder.
SECTION 11.5. LIMITATION OF LIABILITY. APP'S AND MDCO'S LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE SUBJECT MATTER HEREOF IS SUBJECT TO THE FOLLOWING LIMITATION: IN NO EVENT SHALL APP OR MDCO BE LIABLE TO THE OTHER PARTY FOR ANY MULTIPLE, SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE, INCLUDING WITHOUT LIMITATION LOST PROFITS.
SECTION 11.6. FOR THE AVOIDANCE OF DOUBT, THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS ARTICLE XI SHALL APPLY TO CLAIMS OF THE PARTIES HERETO, AS WELL AS THIRD PARTY CLAIMS ASSERTED AGAINST THE PARTIES.
SECTION 11.7. Insurance. Throughout the Term and five (5) years thereafter, MDCO shall maintain comprehensive general business liability insurance coverage, with minimum limits of $10,000,000 per occurrence and $10,000,000 annual aggregate of all claims. In addition, during the Term and five (5) years thereafter, MDCO shall maintain product liability insurance coverage, with minimum limits of $10,000,000 per occurrence and $10,000,000 annual aggregate of all claims. MDCO shall name APP an additional insured under the policies described in this Section 11.7.
ARTICLE XII
MISCELLANEOUS PROVISIONS
SECTION 12.1. Notices. All notices, consents or approvals required by this Agreement shall be in writing sent by express delivery service, or by certified or registered air mail, postage prepaid, or by confirmed facsimile to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

If to MDCO:	The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Attn: General Counsel Fax: (862) 207-6062
If to APP:	APP Pharmaceuticals, LLC 1501 East Woodfield Road Suite 300 East Schaumburg, Illinois 60173 Attn: General Counsel Fax: (847) 413-2670

Notices shall be deemed effective on the date of receipt if sent by mail, and on the date of transmission if sent by confirmed facsimile.
SECTION 12.2. Force Majeure. Except as otherwise provided in this Agreement, a Party shall not be liable for nonperformance or delay in performance (other than of obligations regarding payment of money or confidentiality) caused by any event reasonably beyond the control of such Party including, but not limited to, wars, acts of terrorism, hostilities, revolutions, riots, civil commotion, national emergency, losses or shortages of power, strikes, lockouts, labor stoppages, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other act of God, loss of product in transit, shortage of or inability to obtain material, equipment or transport, any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency or by any other supervening circumstances, which are, in each case, beyond the reasonable control of the party so affected. If a force majeure event occurs, the Party affected shall immediately notify the other Party and take all reasonable steps to reduce the effect of the event. If the force majeure event continues for a period of ninety (90) days or more, the Party not suffering the event shall be entitled to terminate this Agreement provided such event is continuing at the date of termination.
SECTION 12.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. All Parties hereby consent to, and will not dispute or contest, the jurisdiction and venue of the federal and state courts of the State of Delaware, for purposes of any action or proceeding to enforce the terms and conditions of this Agreement.
SECTION 12.4. Waiver; Remedies. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument executed by such Party. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
SECTION 12.5. Severability. The provisions of this Agreement are separate and independent covenants, and it is agreed that the invalidity or unenforceability of one or more of the provisions hereof shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect.    In the event that any provision of this Agreement is found to be too broad, invalid or unenforceable by any court of competent jurisdiction, then such court shall have the authority to reform any such provisions as shall be necessary to make the provisions valid and enforceable; provided, however, that if the provision is not capable of being reformed, then that invalid or unenforceable provision shall be deemed deleted as though it had never existed.

SECTION 12.6. Independent Contractors. The Parties hereto are independent contractors, and nothing contained in this Agreement shall be deemed to create the relationship of partners, affiliates, joint venturers, or of principal and agent, franchisor and franchisee, or of any association or relationship between the Parties other than as expressly provided in this Agreement. APP acknowledges that it does not have, and APP has not made, and shall not make, representations to any third party, either directly or indirectly, indicating that APP has any authority to act for or on behalf of MDCO or to obligate MDCO in any way whatsoever. MDCO acknowledges that it does not have, and it has not made, and shall not make, any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of APP or to obligate APP in any way whatsoever.
SECTION 12.7. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that MDCO may not assign any of its rights, duties or obligations hereunder, or sublicense the license granted to it pursuant to Article III, without the prior written consent of APP, which consent may be withheld for any reason or no reason. The above notwithstanding, MDCO shall be entitled, without prior written consent of APP, to assign all or any of its rights or obligations under this Agreement to an Affiliate or, with APP's written consent (which shall not be unreasonably withheld), transfer such rights and obligations to a successor entity by way of merger or acquisition of substantially all of the assets of MDCO (whether by consolidation, sale of assets, or otherwise); provided the Affiliate or other successor entity expressly assumes in writing those rights, duties and obligations under this Agreement and this Agreement itself and the Affiliate or other successor is a financially capable business entity.
SECTION 12.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute one instrument.
SECTION 12.9. Entire Agreement. This Agreement, including all Exhibits attached hereto and the Quality Agreement, constitute the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements and understandings between the Parties. In case of conflict, the prevailing order of documents shall be this Agreement and then the Quality Agreement, except in matters pertaining to product quality, GMP and regulatory responsibilities, in which case the Quality Agreement will prevail.
SECTION 12.10. No Third-Party Rights. Except as expressly set forth in this Agreement, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party or not an Affiliate of a Party to this Agreement.
SECTION 12.11. Amendment. This Agreement may be modified or amended only by written agreement signed by both Parties.
SECTION 12.12. Captions. All section titles or captions contained in this Agreement or in any Exhibit annexed hereto, and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.
SECTION 12.13. Attachments. All Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.
SECTION 12.14. Expenses. Except as otherwise set forth herein, all expenses, including the fees, if any, incurred by any attorneys, accountants or other consultants engaged by a Party in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such expenses.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

	THE MEDICINES COMPANY		APP PHARMACEUTICALS, LLC
By:	__/s/ Glenn Sblendorio__________	By:	__/s/ J.R. Ducker__________
Name:	____ Glenn Sblendorio __________	Name:	____ J.R. Ducker__________
Title:	_____EVP & CFO___________	Title:	____President & CEO_____

[Signature page to License and Supply Agreement]

Exhibit A

Product Quantity

APP Product #	Product Description	Batch Quantity (units)
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Exhibit B

Marketing Authorizations

APP Product #	Product Description	ANDA Holder	ANDA Number
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Exhibit C

APP Product #	Product Description
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Exhibit D

Upfront One-Time License Fee

$30,000,000.00 (USD)

Exhibit E

Description	MDCO Unit Cost USD
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